UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 10, 2021

Commission File Number:  001-32420

Charlie's Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	84-1575085
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1007 Brioso Drive, Costa Mesa, California 92627
(Address of principal executive offices)

949-203-3500
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	CHUC	N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of David Allen as Chief Financial Officer; Appointment to Board of Directors

Effective May 10, 2021, David Allen resigned from his position as Chief Financial Officer of Charlie’s Holdings, Inc. (the “Company”), and was concurrently appointed to fill one of two current vacancies on the Company’s Board of Directors (the “Board”). Mr. Allen will serve on the Board until the next annual meeting of stockholders of the Company, or until his successor is elected and qualified. Mr. Allen’s resignation was not due to any disagreements with respect to the Company’s operations, policies, or practices.

As compensation for serving as a director, Mr. Allen will be entitled to compensation pursuant to the Company’s Director Compensation Plan, which currently provides that non-employee directors receive (a) a $60,000 annual retainer, payable in equal monthly installments in cash and (b) reimbursement for expenses related to Board meeting attendance and committee participation. In addition, directors receive a one-time grant of an option to purchase 25.0 million shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at an exercise price equal to the closing price of the Company’s Common Stock on the date of issuance, as reported on the OTC Pink Market.

For Mr. Allen’s biography, please see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission on April 5, 2021.

Appointment of Matt Montesano as Chief Financial Officer

On May 10, 2021, following Mr. Allen’s resignation and appointment on the Board, Matthew Montesano was appointed as Chief Financial Officer of the Company.

Since 2014, Mr. Montesano has served as Chief Financial Officer of Charlie’s Chalk Dust, LLC, the Company’s largest and most profitable operating division. Beginning in 2019, he also began serving as the Chief Financial Officer of Don Polly, LLC, the Company’s hemp-derived products division. Prior to joining the Company, Mr. Montesano worked for L’Oreal USA in a variety of corporate finance positions for the company’s Professional Products and Salon Centric divisions. Prior to L’Oreal USA, Mr. Montesano worked for KeyBanc Capital Markets as an investment banker where he focused on debt, equity and merger and acquisitions transactions in the industrials space.

Mr. Montesano’s salary as Chief Financial Officer will be $225,000 per year (“Base Salary”), with the potential of earning 20% of his Base Salary at the discretion of the Board. There are no familial relationships between Mr. Montesano and any director or executive officer of the Company, and there are no related party transactions between the Company and Mr. Montesano that would require disclosure under Item 404(a) of Regulation S-K under the Securities and Exchange Act of 1934, as amended.

A copy of the press release announcing Mr. Allen’s resignation and appointment, and the appointment of Mr. Montesano is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlie's Holdings, Inc.

Date: May 13, 2021	By:	/s/ Matthew P. Montesano
Matthew P. Montesano
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Charlie’s Holdings, Inc., dated May 13, 2021